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                   [LANE, POWELL, SPEARS, LUBERSKY LETTERHEAD]


                                                                     EXHIBIT 5.1


                                 October 7, 1994

Nordstrom Credit, Inc.
13531 East Caley Avenue
Englewood, Colorado 80111

Sir/Madam:

At your request, we have examined the Registration Statement to be filed by Nordstrom Credit, Inc. (the "Company") with the Securities and Exchange Commission (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to $150,000,000 aggregate principal amount of Medium-Term Notes, Series D of the Company and in connection with $100,000,000 of Medium-Term Notes, Series C of the Company previously registered pursuant to Form S-3 (Registration Statement No. 33-35369), as to which the Registration Statement constitutes a Post-Effective Amendment (the "Debt Securities"). The Company may sell the Debt Securities directly or through agents or to one or more underwriters for public offering.

As the Company's counsel, we have examined the proceedings relating to the issuance and sale of the Debt Securities to be issued and sold by the Company. It is our opinion that the Debt Securities, when issued and sold in the manner referred to in the Registration Statement, will be legally issued, fully paid and non-assessable, and will be binding obligations of the Company. We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, any amendments or supplements thereto, and any prospectus constituting a part thereof, in the form filed with the Commission pursuant to Rule 424(b) of the rules and regulations under the Securities Act.

                                        Very truly yours,

                                        /s/ Lane Powell Spears Lubersky

                                        LANE POWELL SPEARS LUBERSKY
GLA:dsp
cc:  John A. Goesling
     John C. Walgamott
     Carol R. Simonson